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                                                                 EXHIBIT 24.2


                           THERMO ELECTRON CORPORATION

                            CERTIFICATE OF SECRETARY

         I, Sandra L. Lambert, Secretary of Thermo Electron Corporation, a Delaware corporation, do hereby certify that attached hereto as Exhibit A are true, correct and complete copies of resolutions adopted by Thermo Electron's Board of Directors on October 19, 1999, each of which are in full force and effect on the date hereof. In the attached resolutions, Thermo Electron Corporation is referred to as "the Corporation."

         IN WITNESS WHEREOF, I have hereunto set my hand as of this 31st day of March, 2000.



                                                     /S/ SANDRA L. LAMBERT
                                                     Sandra L. Lambert
                                                     Secretary





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                                                                    EXHIBIT A

RESOLVED,     that jointly with Thermo TerraTech, the officers of the
              Corporation are authorized to prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on
              Form S-4 containing a Proxy Statement-Prospectus in connection with a Special Meeting of Thermo TerraTech stockholders to be called to adopt the Merger Agreement (the "Registration
              Statement"); and

RESOLVED,     that the proposed Registration Statement is in all respects approved; and that the directors and officers of the Corporation are authorized, in the name and on behalf of the Corporation, to execute and file such Registration Statement, with such changes therein as the persons executing the same may approve, such execution to be conclusive evidence of such approval and of the authorization hereby, and to execute any and all amendments thereto, including post-effective amendments, as they, on the advice of the Corporation's accountants and counsel, may deem necessary or desirable; and

RESOLVED,     that Theo Melas-Kyriazi, Paul F. Kelleher, Seth H. Hoogasian,
              Sandra L. Lambert, Kenneth J. Apicerno and each of them alone, are hereby designated as attorneys-in-fact of the Corporation, with full power of substitution, having the authority to execute and file, for and in the name of the Corporation, any amendment or amendments to the Registration Statement, and that any officer of the Corporation be and hereby is authorized to execute and deliver appropriate powers of attorney reflecting such authorization if the same is required by the SEC or any other party.